REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of the 24 day of January, 2008 (this “Agreement”) by and between CONVERTED ORGANICS, INC., a Delaware corporation (the “Corporation”), and PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD., PROFESSIONAL TRADERS FUND, LLC and HIGH CAPITAL FUNDING, LLC (the “Investor”).

W I T N E S S E T H :

WHEREAS, the Investor owns or has the right to purchase or otherwise acquire shares of the Common Stock (as hereinafter defined) of the Corporation; and

WHEREAS, the Corporation and the Investor deem it to be in their respective best interest to set forth the rights of the Investor in connection with the registration of such Common Stock under applicable securities laws; and

WHEREAS, the execution and delivery of this Agreement is a condition to the loan facility to be provided by the Investor to the Corporation on the date hereof;

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investor hereby agree as follows:

Section 1. Definitions.

As used in this Agreement the following terms shall have the following meanings:1

(a) “Closing Date” means January 24, 2008, or such other date when the Loan and Securities Purchase Agreement and other Transaction Documents were executed by the Corporation and the Investor.

(b) “Commission” means the Securities and Exchange Commission or any other Federal Agency at the time administering the Securities Act.

(c) “Common Stock” means the common stock, par value $0.0001, of the Corporation.

(d) “Exchange Act” means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

(e) “Investor” means Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, and includes any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

(f) “Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

(g) “Primary Shares” means at any time the authorized but unissued shares of Common Stock held by the Corporation in its treasury.

(h) “Registrable Shares” means means (i) all shares of Common Stock issuable upon conversion in full of the Secured Convertible Debenture issued to the Investor upon Shareholder Approval (the “Conversion Shares”); (ii) all shares of Common stock issuable to pay interest due on such Secured Convertible Debenture (the “Interest Shares”); (iii) all shares of Common Stock issuable upon exercise of Warrants issued to the Investor as of the date hereof (the “Warrant Shares”) and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

(i) “Registration Statement” means any registration statement of the Company relating to the registration for resale of Registrable Securities (in an amount permissible under the Rule 415 Interpretive Position) that is filed pursuant to the provisions of this Agreement.

(j) “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

(k) “Securities Act” means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

(l) “Secured Convertible Debentures” means the Secured Convertible Debentures entered into between the Corporation, Professional Offshore Opportunity Fund, LLC., Professional Traders Fund, LLC. and High Capital Funding, LLC, respectively, and dated the date hereof and effective upon Shareholder Approval in the principal amount of $3,600,000, $400,000 and $500,000, respectively.

(m) “Warrants” means the Class A Warrants (trading under symbol COINW) issued pursuant to the Loan and Securities Purchase Agreement and the Class B Warrants (trading under symbol COINZ) issued pursuant to the Loan and Securities Purchase Agreement.

(n) “Class A Warrant Market Value” means the average closing bid price of the Class A Warrant for the period which the Corporation has failed to comply with this Registration Rights Agreement.

(o) “Class B Warrant Market Value” means the average closing bid price of the Class B Warrant for the period which the Corporation has failed to comply with this Registration Rights Agreement.

Section 2. Registration.

(a) Mandatory Registration. Not later than ten (10) calendar days following the date of the Company obtaining Shareholder Approval, the Corporation shall prepare and file with the SEC a Registration Statement or Registration Statements (as necessary) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all Registrable Securities that will be issuable by the Company to the Investor upon the prospective conversion of the Secured Convertible Debentures and in connection with the prospective payment of interest on the convertible debentures, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions.

Not later than thirty (30) days following the date hereof the Company shall file with the SEC a registration statement to register for resale all the Warrants and the Warrant Shares (the “Warrant Registration Statement”). The Corporation shall have the Warrant Registration Statement be declared effective by the SEC on or prior to nintey (90) days after the filing of the Warrant Registration Statement. Following notification that the SEC has no further comments on the Warrant Registration Statement, the Company shall have five (5) days to get the Warrant Registration Statement effective. In the event that the SEC prohibits the registration of the Warrants the Company may withdraw such Warrants from such registration statement. All of the Sections and provisions discussed below shall apply directly to the Warrant Registration Statement. Specifically, with respect to failure to timely file the Registration Statement and/or failure to get the Registration Statement effective and/or keep the Registration Statement effective in the time periods provided shall similarly apply to the failure to file the Warrant Registration Statement and failure to get the Warrant Registration Statement deemed effective and failure to keep the Warrant Registration Statement effective pursuant to the applicable time period, except that the Corporation shall pay the sum of two percent 2% of the Class A Warrant Market Value and 2% of the Class B Warrant Market Value of the Warrants, and not as a penalty, for each thirty (30) calendar day period, pro rata, subject to the 10% cap as discussed below.

Section 3. Notwithstanding anything to the contrary herein, the Corporation and the Investor intend that the number of shares to be registered shall be pursuant to Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule (collectively “Rule 415”) and any interpretative positions of Rule 415 by the SEC. If the number of shares registered in the Registration Statement is less than the Registrable Shares, the balance will be registered in a second registration statement and any necessary subsequent registration statements as soon as permitted by securities laws. And, in the event that any Registrable Shares are excluded from the Registration Statement due to the interpretation of Rule 415, the Registrable Shares included in each registration statement shall be allocated among all investors pro rata based on the total number of Registrable Shares proposed to be included in the registration statements. Notwithstanding any other provision of this if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement unless otherwise directed in writing by an Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced by Registrable Securities represented by Interest Shares (applied in the case that some Interest Shares may be registered to the Investors on a pro rata basis based on the total number of unregistered Interest shares held by such Investor) and then Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Conversion Shares held by such Investors).

(a) The Corporation shall have the Registration Statement filed with the SEC before the expiration of ten (10) calendar days following Shareholder Approval (the “Filing Date”). If the Registration Statement covering the Registrable Securities required to be filed by the Corporation pursuant to Section 2(a) hereof is not filed on or before the Filing Date, then the Corporation shall pay the Investor the sum of two percent (2%) of the principal amount of the Secured Convertible Debenture, and not as a penalty, for each thirty (30) calendar day period, pro rata, following the Filing Date until the Registration Statement is filed. The Corporation shall pay such liquidated damages in cash.

Notwithstanding the foregoing, the amounts payable by the Corporation pursuant to this Section shall not be payable to the extent any delay in the filing of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor. The damages set forth in this Section shall continue until the obligation is fulfilled and shall be paid within three (3) business days after each thirty (30) day period, or portion thereof, until the Registration Statement is filed. Failure of the Corporation to make payment within said three (3) business days shall be considered a default.

The Corporation acknowledges that its failure to have the Registration Statement filed on or prior to the Filing Date will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Corporation from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement and the Subscription Agreement.

Notwithstanding the foregoing provisions of Section 2(a) and 2(b) providing for liquidated damages under certain circumstances, as the sole exception to the requirement to pay such damages, in the event the SEC disallows registration of the Registrable Securities pursuant to Rule 415 under the Securities Act, no such damages shall be payable so long as the Corporation then uses its best efforts to register the maximum number of Registrable Securities in such registration statements as the SEC permits and uses its best efforts thereafter to register in appropriate registration statements any Registrable Securities not included in such registration statements.

The Corporation shall have a Registration Statement be declared effective by the SEC on or prior to ninety (90) days after the Filing Date. Following notification that the SEC has no further comments on the Warrant Registration Statement, the Company shall have five (5) days to get the Warrant Registration Statement effective. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within ninety (90) days following the Filing Date, then the Corporation shall pay the Investor the sum of two percent (2%) of the face amount of the Secured Convertible Debenture as liquidated damages and not as a penalty for each thirty (30) calendar day period, pro rata, following the ninety (90) calendar day period after the Filing Date, until the Registration Statement is declared effective, and two percent (2%) for each successive thirty (30) calendar day period thereafter, not to exceed a maximum of 10% of the face amount of the Secured Convertible Debenture. The Corporation shall pay such liquidated damages in cash.

If the Registration Statement covering the Registrable Securities required to be filed by the Corporation pursuant to Section 2(a) hereof is declared effective, but after the effective date the Investor’s right to sell is suspended, then the Corporation shall pay the Investor the sum of two percent (2%) of the face amount of the Secured Convertible Debenture for each thirty (30) calendar day period, pro rata, following the suspension until such suspension ceases; provided however and notwithstanding anything to the contrary herein, the parties agree that the Company shall not be liable for liquidated damages payable to the Investors under this Agreement with respect to Warrant Shares and the maximum aggregate liquidated damages payable to a Investor under this Agreement shall, not exceed a cumulative maximum of 10% of the face amount of the Secured Convertible Debentures (taking into account any liquidated damages accrued as a result of delayed effectiveness of the Registration Statement). The Corporation shall pay such liquidated damages in cash, or at the Investor’s sole option, in common stock at the average closing bid price of the common stock for the five (5) trading days immediately preceding the payment date.

Notwithstanding the foregoing, the amounts payable by the Corporation pursuant to this Section shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of or a failure to act or to act timely by the Investor. The damages set forth in this Section shall continue until the obligation is fulfilled and shall be paid within three (3) business days after each thirty (30) day period, or portion thereof, until the Registration Statement is declared effective or such suspension is released. Failure of the Corporation to make payment within said three (3) business days shall be considered a default.

The Company acknowledges that its failure to have the Registration Statement declared effective within one hundred and twenty (120) days following the Closing Date or to permit the suspension of the effectiveness of the Registration Statement, will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Corporation from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement and the Securities Purchase Agreement.

(b) The Company agrees not to include any other securities in this Registration Statement except securities holding currently effective resale or piggyback registration rights as disclosed in the Securities Purchase Agreement between the Company and the Investors or as disclosed in filings that the Company has made with the Commission as of the date hereof without Investor’s prior written consent. Furthermore, the Company agrees that it will not file any other Registration Statement for other securities (other than those for the equity credit line financing, strategic partners or in connection with a merger, acquisition or other transaction that is not a New Transaction, as such term is defined in the Secured Convertible Debenture), until ninety (90) calendar days after the Registration Statement for the Registrable Securities is declared effective.

(c) Piggyback Registration. Without limiting the obligations set forth in Section 2(a) through and including 2(d) of this Agreement, until the sooner of the date whereby an exemption from registration is available under Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the Securities Act or the date that all of the Conversion Shares have been sold if the Corporation at any time proposes for any reason to register Primary Shares, Registrable Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Investor of its intention so to register such Primary Shares, Registrable Shares or Other Shares at least 30 days before the initial filing of such registration statement and, upon the written request, delivered to the Corporation within 20 days after delivery of any such notice by the Corporation, of the Investor to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and shall state that such Investor desire 5 to sell such Registrable Shares in the public securities markets), the Corporation shall cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares, Registrable Shares or Other Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i) if the Corporation proposes to register Primary Shares, or Primary Shares and Other Shares:

First, the Primary Shares; and

Second, the Registrable Shares and Other Shares requested to be included in such registration (or, if necessary, such Registrable Shares and Other Shares pro rata among the holders thereof based upon the number of Registrable Shares and Other Shares requested to be registered by each such holder); or

(ii) if the Corporation proposes to register Other Shares pursuant to a request for registration by the holders of such Other Shares (other than pursuant to Section 2 hereof):

First, the Other Shares held by the parties demanding such registration; and

Second, the Registrable Shares and Other Shares (other than             shares registered pursuant to Section 2(c)(1) hereof) requested to be registered by the holders hereof (or, if necessary, pro rata among the holders thereof based on the number of Registrable Shares and Other Shares requested to be registered by such holders).

Section 4. Preparation and Filing.

If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall as expeditiously as practicable:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the Registrable Shares being registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the holders of Registrable Shares refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit (in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement) the incorporation by reference, in the registration statement, of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act.

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) RESERVED;

(d) RESERVED;

(e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investor; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board of Directors determines to be contrary to the best interests of the Corporation or to modify any of its contractual relationships then existing;

(f) furnish to the Investor holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Investor holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify the Investor holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 3, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investor, prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) subject to the execution of confidentiality agreements in form and substance satisfactory to the Corporation, make available upon reasonable notice and during normal business hours, for inspection by the Investor holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or an omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Investor agree that they will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) use its best efforts to obtain from its independent certified public accountants “cold comfort” letters addressed to the Corporation and any selling shareholders in customary form and at customary times and covering matters of the type customarily covered by cold comfort benefits;

(k) use its best efforts to obtain from its counsel an opinion or opinions in customary form addressed to the Corporation and any selling shareholders;

(l) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each holder of Registrable Shares participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(m) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

(n) issue to any underwriter to which the Investor holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(o) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASDAQ”), or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11 (a) of the Securities Act; and

(q) subject to all the other provisions of this Agreement, use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

(r) Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 3(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 5. Expenses.

All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 4) incurred by the Corporation in complying with Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the Financial Industry Regulatory Authority, Inc. “FINRA”), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants, e Corporation’s filings, shall be paid by the Corporation; provided, however, (i) all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder and (ii) provided however the Company shall not be liable or responsible to pay the fees of Investor’s attorney for the review of any registration statement.

Section 6. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, the Exchange Act or any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Investor, underwriter, broker or other person acting on behalf of holders of the Restricted Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such Investor, underwriter, broker or other person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Registrable Shares to such person.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Seller of Registrable Shares, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnified party on account of this Section 5. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 5. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall contribution obligations of this Section 5(b) exceed the net profits from the offering received by such holder after deducting underwriting fees, discounts and commissions. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person.

Section 7. Underwriting Agreement.

Notwithstanding the provisions of Sections 2, 3, 4 and 5, to the extent that the Investor shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control; provided, however, that any such agreement to which the Corporation is not a party shall not be binding upon the Corporation. No holder may participate in any underwritten registration hereunder unless such holder (a) agrees to such holder’s securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

Section 8. Information by Investor.

The Investor shall furnish to the Corporation such written information regarding the Investor and the distribution proposed by the Investor as the Corporation may reasonably request in writing and shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 9. Exchange Act Compliance.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission may at any time permit an Investor to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3, the Company agrees, on and after becoming subject to reporting obligations under the federal securities laws, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Corporation for the offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

(c) furnish to any Investor, so long as the Investor owns any Registrable Shares, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form. Notwithstanding anything to the contrary in this Section, so long as the Company makes all required filings under the Exchange Act, it shall be deemed to comply with this Section without any further action or notice to the Investors.

Section 10. No Conflict of Rights.

The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

Section 11. Termination.

This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding; provided that Sections 4 and 5 shall survive any termination of this Agreement.

Section 12. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Corporation and the Investor and, subject to Section 12, the respective successors and assigns of the Corporation and the Investor.

Section 13. Assignment.

Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

Section 14. Entire Agreement.

This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement among the Investor and the Corporation with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 15. Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

if to the Corporation, to:

Converted Organics, Inc.
7A Commercial Wharf West
Boston, Massachusetts 02110
Attn: Ed Gildea
Telephone: (617) 624-0111
Fax: (617) 624-0333

with a copy to:

Sichenzia, Ross, Friedman, Ference LLP
61 Broadway 32nd Floor
New York, New York 10006
Attn: Marc Ross
Telephone: 212-930-9700
Fax: 212-930-9725

if to the Investor, to:

Professional Offshore Opportunity Fund, Ltd.
? Professional Traders Management, LLC
1400 Old Country Road, Suite 206
Westbury, New York 11590
Telephone: 516-228-0070
Fax: 516-228-8083
Attention: Howard Berger

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

Section 16. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the holders of at least a majority of the Registrable Shares then outstanding.

Section 17. Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 18. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 19. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan and Stock Purchase Agreement.

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first set forth above.

CONVERTED ORGANICS, INC.

By:
Name:
Title:

PROFESSIONAL OFFSHORE OPPORTUNITY

FUND, LTD.

By:
Name:
Title:

PROFESSIONAL TRADERS FUND, LTD.

By:
Name:
Title:

HIGH CAPITAL FUNDING, LLC

By:
Name:
Title: